UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 28, 2018

Ohr Pharmaceutical, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-88480	46-5622433
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

800 Third Avenue, 11th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 682-8452
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Ohr Pharmaceutical, Inc., a Delaware corporation (the “Company”), held its 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) on September 28, 2018. There were 56,466,428 shares of common stock entitled to be voted, of which 43,420,787 were voted in person or by proxy. The following matters were submitted to a vote of the Company’s stockholders at the 2018 Annual Meeting.

Proposal 1.           A proposal to elect one class II director to serve until the 2021 Annual Meeting of Stockholders and until his successor is elected and qualified or until death, resignation or removal. The nominee, Jason S. Slakter, M.D., was elected to serve as a class II director. The results of the voting were as follows:

Nominees	Votes For	Withheld	Broker Non-Votes
Jason S. Slakter, M.D.	10,089,809	1,336,184	11,405,722

Proposal 2.             A proposal to ratify the selection of MaloneBailey, LLP as the Company’s independent auditors for the 2018 fiscal year. The proposal was ratified and the results of the voting were as follows:

For	Against	Abstentions	Broker Non-Votes
41,524,568	831,714	1,064,505	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OHR PHARMACEUTICAL, INC
(Registrant)

Date: October 4, 2018	By:	/s/ Sam Backenroth
Sam Backenroth
Chief Financial Officer